Exhibit 16.1

518 Township Line Road

Suite 300 Blue Bell, PA 19422

O +1 215 641 8600

F +1 215 641 8680

www.rsmus.com

March 10, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Latham Group, Inc.'s (formerly, Latham Topco, Inc.) statements included under Item 4.01(a) of its Confidential Form S-1 filed on March 10, 2021 and we agree with such statements concerning our firm.

We are aware of no reportable events or disagreement with the former client.

/s/ RSM US LLP